UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2019
___________

DYNEX CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Virginia	1-9819	52-1549373
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
4991 Lake Brook Drive, Suite 100 Glen Allen, Virginia	23060-9245
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (804) 217-5800
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	DX	New York Stock Exchange
8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRA	New York Stock Exchange
7.625% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	DXPRB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed by Dynex Capital, Inc. (the “Company”) as an amendment (the “Amendment”) to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on May 16, 2019. This Amendment is being filed to include the date of the Company’s 2019 Annual Meeting of shareholders discussed in Item 5.07.

Item 1.01 Entry into a Material Definitive Agreement.

Effective May 10, 2019, Issued Holdings Capital Corporation (“IHCC”), a direct, wholly-owned subsidiary of Dynex Capital, Inc. (the “Company”), and the Company, as guarantor, entered into an Amendment No. 5 (the “Amendment”) to IHCC’s Master Repurchase and Securities Contract (as amended, the “Repurchase Agreement”) with Wells Fargo Bank, N. A. (“Wells Fargo”).

The Amendment extends the maturity date of the Repurchase Agreement to June 12, 2019, subject to early termination provisions contained in the Repurchase Agreement. No changes were made to the guarantee agreement (the “Guarantee Agreement”) under which the Company fully guarantees all of IHCC’s payment and performance obligations under the Repurchase Agreement.

See the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on August 8, 2012, October 7, 2013, February 11, 2015, May 3, 2016 and May 17, 2017 for additional disclosure regarding the terms of the Repurchase Agreement, as previously amended, and the Guarantee Agreement. The Repurchase Agreement, as amended, and the Guarantee Agreement contain representations, warranties, covenants, events of default and indemnities that are customary for agreements of this type. The Guarantee Agreement also contains financial covenants that require the Company to meet at all times minimum consolidated net worth, minimum liquidity, and maximum indebtedness to consolidated net worth requirements.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which has been filed with this Current Report on Form 8-K as Exhibit 10.23.5.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on May 14, 2019 (the “2019 Annual Meeting”), at which five proposals were submitted to the Company’s shareholders. The proposals are described in detail in the Company’s proxy statement for the 2019 Annual Meeting filed with the Securities and Exchange Commission on March 28, 2019 (the “2019 Proxy Statement”). A quorum of the Company’s common shares was present for the 2019 Annual Meeting, and the final results for the votes regarding the proposals are set forth below.

Proposal 1 – Shareholders elected six directors of the Company to hold office until the next annual meeting and until their successors have been elected and duly qualified. The name of each director elected and the votes cast for such individuals are set forth below:

Name	For	Against	Abstentions	Broker Non-Votes
Byron L. Boston	37,367,151	611,428	184,777	25,483,205
Michael R. Hughes	37,246,883	708,477	207,996	25,483,205
Barry A. Igdaloff	36,693,040	1,256,068	214,248	25,483,205
Valerie A. Mosley	37,012,130	951,412	199,814	25,483,205
Robert A. Salcetti	37,099,761	861,661	201,934	25,483,205
David H. Stevens	37,403,636	542,702	217,018	25,483,205

Proposal 2 – Shareholders approved, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in the 2019 Proxy Statement. The votes regarding Proposal 2 were as follows:

For	Against	Abstentions	Broker Non-Votes
35,470,323	2,057,948	635,085	25,483,205

Proposal 3 – Shareholders approved an amendment to the Company’s Articles of Incorporation to permit, but not require, the Board of Directors to effect a reverse stock split of the Company’s common stock at a reverse stock split ratio of 1-for-3 no later than May 14, 2020. The votes regarding Proposal 3 were as follows:

For	Against	Abstentions	Broker Non-Votes
52,707,276	10,210,978	728,307	—

Proposal 4 – Shareholders approved an amendment to the Company’s Articles of Incorporation to reduce the number of shares of the Company’s common stock authorized from 200,000,000 shares to 90,000,000, subject to approval of Proposal 3 by the Company's shareholders and actual implementation of the reverse stock split described in Proposal 3 by the Board of Directors. The votes regarding Proposal 4 were as follows:

For	Against	Abstentions	Broker Non-Votes
53,429,913	8,914,262	1,302,386	—

Proposal 5 – Shareholders approved a proposal to ratify the Company’s selection of BDO USA, LLP, independent certified public accountants, as auditors for the Company for the 2019 fiscal year. The votes regarding Proposal 5 were as follows:

For	Against	Abstentions	Broker Non-Votes
61,480,118	1,300,735	865,708	—

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.23.5	Amendment No. 5 to Master Repurchase and Securities Contract dated as of May 10, 2019, between Issued Holdings Capital Corporation, Dynex Capital, Inc. (as guarantor) and Wells Fargo Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNEX CAPITAL, INC.

Date:	May 16, 2019	By:	/s/ Stephen J. Benedetti
Stephen J. Benedetti
Executive Vice President, Chief Financial Officer and Chief Operating Officer